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                                   EXHIBIT "A"

         Agreement in Writing in Accordance with SEC Rule 13d-1(f)(1)(iii)

The undersigned hereby agree:

1. that each of them is responsible for the timely filing of Form 13D/A and any amendments thereto with regard to Tyler Corporation, and for the completeness and accuracy of the information concerning each of them that is contained therein; and,

2. such Form 13D/A identifies each of the undersigned, contains the required information with regard to each of the undersigned, and is filed on behalf of each of the undersigned.


Dated:  July 8, 1998.

                                        RICHMOND PARTNERS, LTD.



                                        By: /s/ Louis A. Waters
                                           -------------------------------------
                                             Louis A. Waters, General Partner


                                        /s/ Louis A. Waters
                                        ----------------------------------------
                                        Louis A. Waters, Individually